UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey		07407
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition.

On July 30, 2008, Sealed Air Corporation (the “Company”) issued a press release announcing the Company’s financial results for the quarter ended June 30, 2008. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in this item, including Exhibit 99.1, is hereby furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05        Costs Associated with Exit or Disposal Activities.

On July 30, 2008, the Company announced that it is implementing a targeted cost reduction and productivity program consistent with its strategic and financial goals, which is a separate program from its previously-announced global manufacturing strategy.  The decision to implement the program was based on continuing challenging economic conditions globally and the desire to advance the Company’s long term growth initiatives that require a more flexible and nimble operating platform to better serve the Company’s customers.

In the United States, the Company will offer a voluntary termination severance program that is effective immediately.  In addition, the Company will implement targeted reductions across its global platform, including additional involuntary reductions in the United States.  This program is expected to reduce employment by 900 to 1,000, or approximately 5% of the Company’s workforce, and result in the closure or consolidation of several smaller facilities.  The estimated completion date of this program is March 31, 2009, with the majority of the program expected to be implemented during 2008.

While the Company has not yet completed its analysis, the Company expects that pre-tax severance costs associated with this program will be between $50 and $60 million, which are expected to be incurred during the second half of 2008.  Other associated costs cannot yet be estimated.

The Company will provide additional estimates, or ranges of estimates, concerning the costs and charges expected to be incurred in connection with the program as additional information becomes available.

Item 9.01        Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company, dated July 30, 2008, announcing its financial results for the quarter ended June 30, 2008, furnished pursuant to Item 2.02 of Form 8-K.

Cautionary Notice Regarding Forward Looking Statements

Some of the statements made by the Company in, or incorporated by reference in, this Current Report on Form 8-K are forward-looking.  These statements include comments as to future events and trends affecting the Company’s business, which are based upon management’s current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company.  Forward-looking statements can be identified by such words as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions.  The following are important factors that the Company believes could cause actual results to differ materially from those in the Company’s forward-looking statements:  changes in raw material and energy costs; market conditions; the success of the Company’s growth, profitability and global manufacturing strategies and cost reduction and productivity program the effects of animal and food-related health issues; tax, interest and foreign exchange rates; and legal proceedings.  A more extensive list and description of these and other such factors can be found under the headings “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Mary A. Coventry
Name:	Mary A. Coventry
Title:	Vice President

Dated:  July 30, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company, dated July 30, 2008, announcing its financial results for the quarter ended June 30, 2008, furnished pursuant to Item 2.02 of Form 8-K.